As filed with the Securities and Exchange Commission on December 30, 2005
Registration No. 333-124267
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RETAIL VENTURES, INC.

(Exact name of registrant as specified in its charter)

Ohio	20-0090238

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of Principal Executive Offices)	(Zip Code)
Retail Ventures, Inc. Employee Stock Purchase Plan

(Full title of the plan)
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224

(Name and address of agent for service)
(614) 471-4722

(Telephone number, including area code, of agent for service)
COPIES TO:
Michael A. Cline, Esq.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street, P.O. Box 1008
Columbus, Ohio 43216-1008
(614) 464-6400

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES
     Pursuant to its registration statement on Form S-8 (Registration No. 333-124267) filed April 22, 2005 (the “Registration Statement”), Retail Ventures, Inc. (the “Company”) registered 50,000 shares of the Company’s common stock, no par value, (the “Common Stock”), issuable pursuant to the Company’s Employee Stock Purchase Plan (the “Plan”). The Plan was discontinued by the Company as of the end of May 2005. As a result of the termination of the Plan, the Company’s obligation to maintain the effectiveness of the Registration Statement has expired. Pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to deregister, as of the date hereof, any and all shares of Common Stock registered for sale under the Plan that remain unsold as of the date of termination of the Plan.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th day of December, 2005.

RETAIL VENTURES, INC.
By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	December 30, 2005
Jay L. Schottenstein

/s/ Heywood Wilansky Heywood Wilansky	President and Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2005

/s/ James A. McGrady James A. McGrady	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	December 30, 2005

*	Director	December 30, 2005
Henry L. Aaron

*	Director	December 30, 2005
Ari Deshe

*	Director	December 30, 2005
Jon P. Diamond

*	Director	December 30, 2005
Elizabeth M. Eveillard

**	Director	December 30, 2005
Lawrence J. Ring

*	Director	December 30, 2005
Harvey L. Sonnenberg

Signature	Title	Date

*	Director	December 30, 2005
James L. Weisman
* By James A. McGrady pursuant to Powers of Attorney executed by the directors and executive officers listed above and previously filed as Exhibit 24 to Registration Statement on Form S-8 filed April 22, 2005.
** By James A. McGrady pursuant to Powers of Attorney executed by the director listed above and filed as Exhibit 24.1 to this Post-Effective Amendment No. 1 to Registration Statement on Form S-8.

/s/ James A. McGrady
James A. McGrady Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit Number	Description	Location

24.1	Power of Attorney	Included herewith.